UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: February 23, 2007
(Date of earliest event reported)

Maine & Maritimes Corporation
(Exact name of registrant as specified in its charter)

ME	333-103749	30-0155348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

PO Box 789		04769
(Address of principal executive offices)		(Zip Code)

207 760 2499
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On February 16, 2007, the Board of Directors of Maine & Maritimes Corporation appointed Brian N. Hamel, who was elected to serve as a Class II director on January 30, 2007, to serve on the: Audit Committee, Pension and Benefits Committee and Strategic Planning Committee.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2007, the Board of Directors of Maine & Maritimes Corporation approved amendments to the Company’s Bylaws which, in addition to non-substantive technical changes, amended Article III, Section 2 and Article IV, Section 4 in their entirety and amended Article VI to authorize the issuance of uncertificated shares effective January 1, 2008. The Bylaws continue to authorize the issuance of certificated shares.

A copy of the amended Bylaws is attached hereto as Exhibit 3.2 and incorporated by reference herein.

ITEM 5.05	Amendments to the Registrant’s Code of Ethics.

On February 16, 2007, the Board of Directors of Maine & Maritimes Corporation (the “Company”) adopted a new Code of Business Conduct and Ethics for the Company that consolidated the Company’s three previously separate Code of Conduct and Ethics policies for directors, officers and employees. In addition, the United States Foreign Corrupt Practices Act provision was added which prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain, retain or direct business.

A copy of the adopted Code of Business Conduct and Ethics is attached hereto as Exhibit 14.1 and incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits
3.2 - Bylaws of Maine & Maritimes Corporation as amended on February 16, 2007.
14.1 - Maine & Maritimes Corporation Code of Business Conduct and Ethics.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2007

MAINE & MARITIMES CORPORATION
By:	/s/	Nathan L. Grass
Nathan L. Grass
Interim President and CEO